                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                             Information Statement

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|X| Preliminary information statement

|_| Confidential, for use of the Commission Only ((as permitted by Rule
    4a-6(e)(2))

|_| Definitive information statement

                              WICKLUND HOLDING CO.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
    Not applicable

(2) Aggregate number of securities to which transaction applies:
    Not applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

(4) Proposed maximum aggregate value of transaction: Not applicable

(5) Total fee paid: Not applicable


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|_| Fee paid previously with preliminary materials: Not applicable

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid: Not applicable

(2) Form Schedule or Registration Statement No.: Not applicable

(3) Filing Party: Not applicable

(4) Date Filed: Not applicable

                              WICKLUND HOLDING CO.

          NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

Dated as of July 27, 2004

To the Stockholders of Wicklund Holding Co.:

1. To amend Wicklund's Articles of Incorporation in order to change its name from "Wicklund Holding Co." to "Plasticon International, Inc."; and

Wicklund will amend its Articles of Incorporation and file with the Secretary of State of Wyoming reflecting the change of name to be effective 31 calendar days after the date of this Information Statement or as soon thereafter as practicable.

The Board of Directors of Wicklund believes that this proposal is in the best interest of Wicklund and Wicklund's stockholders and recommends this adoption. All certificates bearing the name of Wicklund Holding, Inc. will be required to be submit their certificates to the company's transfer agent, First American Stock Transfer, 706 E. Bell Rd., #202, Phoenix, AZ 85022, whereupon they will be issued a new certificate in the company's new name, Plasticon International, Inc.

By order of the Board of Directors dated July 27, 2004.

/s/ James N. Turek
-------------------------
James N. Turek, Director

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

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                              Wicklund Holding Co.
                             3166 Custer Dr., #101
                               Lexington, KY 40517

PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

     This Information Statement is furnished by the Board of Directors of Wicklund Holding Co., a Wyoming corporation ("Company"), to the holders of record at the close of business on July 27, 2004 ("Record Date") of the Company's outstanding common stock, par value $0.001 per share ("Common Stock",) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

Our Board of Directors believes the change of name from Wicklund Holding Co to Plasticon International, Inc. is in the best interest of the Company and its shareholders. The Agreement has the unanimous support of our Board of Directors, and our controlling shareholders have consented in writing to the asset sale and adopted the asset purchase agreement. This action by our controlling shareholders is sufficient to ensure that a majority of our shareholders adopt the asset purchase agreement and approve the asset sale without the vote of any other shareholder. Accordingly, your approval is not required and is not being sought.

On or before July 27, 2004, the Majority Shareholders submitted their written consent to approve and adopt the Board of Directors' resolution described in this Information Statement. As of July 27, 2004, the Majority Shareholders will hold, of record, 938,032,062 shares of Wicklund's common stock, par value $0.001 per share, or approximately 65.2% of the 1,329,283,171 issued and outstanding common stock of Wicklund.

The affirmative vote of the holders of a majority of the outstanding common stock of Wicklund is required to adopt the resolution described in this Information Statement. Wyoming law requires that the proposed action be approved by a majority of all shareholders. Holders of the common stock of record as of July 27, 2004 ("Record Date") are entitled to submit their consent to the Board of Directors resolution described in this Information Statement, although no shareholder consents are required or requested to be submitted, other than that of the Majority Shareholders, in order for the resolution to be adopted.
Wicklund is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents will not affect their rights as shareholders regarding the proposed shareholder action by written consent that approves the resolution of the Board of Directors being adopted. Other shareholders, who desire to submit their consents must do so by August 28, 2004, in writing to Wicklund 's corporate office, attention:
Secretary of the Corporation. Once submitted, said consents will be irrevocable. A total of 1,329,283,171 outstanding shares of common stock, as of the Record Date will be entitled to vote on Wicklund 's proposed action described in this Information Statement.

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

This information statement is dated July 27, 2004 and is first being mailed to our shareholders on or about July 27, 2004. Wicklund has its executive offices at 3166 Custer Dr., #101, Lexington, KY 40517. Telephone: 859-245-5252;
Facsimile: 859-245-8501.

PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

I. BASIC TRANSACTION.

1. To change the name of the corporation from Wicklund Holding Co. to Plasticon International, Inc.

The Board of Directors of Wicklund has voted unanimously to approve and adopt the resolution as set forth herein. The Board of Directors has determined that the each of these resolutions is in the best interests of the Corporation and is equitable to all shareholders.

                              GENERAL INFORMATION:

Wicklund's Common Stock is quoted and traded on the Pink Sheets Stock Exchange under the trading symbol "WKDH". The company believes that changing its name will more accurately reflect the company's array of business products and services.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock held by each of our directors, by each of our principal shareholders and by all of our directors and executive officers as a group. Except as noted, the persons named in the table below have sole voting and investment power over the shares. Information in the table is as of July 27, 2004.

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

Name and Address                          No. of Shares                            % of shares
of Beneficial Owner:                      Owned                                       Owned
--------------------------------------------------------------------------------------------------
MARK DRIVER                                146,613,142                               11.029%
23 TODDINGTON TERRACE
ST. LOUIS, MO 63128

EDWARD J. GARSTKA                          133,004,241                               10.006%
2146 BROADHEAD PLACE
LEXINGTON, KY 40515

RONALD J. JOHNSTON                         148,337,595                               11.159%
4069A VICTORIA WAY
LEXINGTON, KY 40518

BRANDON D. TUREK (a)                        99,641,976                                7.496%
407 SO MILL STREET
LEXINGTON, KY 40508

IRENE TUREK(b)                              88,817,523                                6.682%
2196 BROADHEAD PLACE
LEXINGTON, KY 40515

JAMES N. TUREK                             250,317,585                              18.831%
PRESIDENT AND DIRECTOR
3613 WINDING WOOD LN
LEXINGTON, KY

TRADEWAY CONSULTING,                        71,300,000                               5.364%
INC.(c)
3310 W. BELL RD #2255
PHOENIX, AZ 85053

(1) Common Stock Shares of all directors and executive officers 18.831% or 250,317,585 shares.

(2) Except as noted, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(3) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(a) Brandon D. Turek is the son of James N. Turek, President and sole director of the company.

(b) Irene Turek is the aunt of James N. Turek, President and sole director of the company. Irene Turek is 88 years old. James N. Turek has a General Durable Power of Attorney regarding her affairs since 1994.

(c) Robert Millstone is the President of Tradeway Consulting, Inc. and also is personally the beneficial owner of 20 million common stock shares of the company.

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